UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

August 16, 2013

FROZEN FOOD EXPRESS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	1-10006	75-1301831
(State or Other Jurisdiction of Incorporation)	COMMISSION FILE NUMBER	(IRS Employer Identification No.)

1145 Empire Central Place Dallas, Texas 75247-4305	(214) 630-8090
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on July 12, 2013, Frozen Food Express Industries, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Duff Brothers Capital Corporation, a Texas corporation (“Parent”), and Duff Brothers Subsidiary, Inc., a Texas corporation and direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Parent agreed to accept for payment in cash all of the outstanding shares of common stock, par value $1.50 per share, of the Company (the “Shares”) not already owned by Parent or its affiliates at a purchase price of $2.10 per share, net to the seller thereof in cash (the “Offer Price”), without interest and subject to any required withholding of taxes, subject to the terms and conditions set forth in the offer to purchase, dated July 22, 2013 (as amended or supplemented, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

The Offer and withdrawal rights expired at 12:00 midnight (New York City time) at the end of the day on August 16, 2013 (the “Expiration Date”). Eagle Rock Proxy Advisors, LLC, the Information Agent for the Offer, has indicated to Parent that, as of the Expiration Time, approximately 15,384,000 Shares were validly tendered pursuant to the Offer and not properly withdrawn. An additional 131 Shares were tendered subject to guaranteed delivery procedures. In accordance with the terms of the Offer, Parent accepted for payment all Shares validly tendered pursuant to the Offer and payment for such Shares will be made promptly in accordance with the terms of the Offer. Immediately after consummation of the Offer, the Parent held approximately 90.4% of the Company’s outstanding Shares.

As a result of the purchase of Shares pursuant to the Offer and the subsequent transfer to Merger Sub, Merger Sub had sufficient voting power to approve the Merger pursuant to Section 10.006 of the Texas Business Organizations Code (the “TBOC”) without the affirmative vote of any other shareholders of the Company. On August 19, 2013, Merger Sub effected a short-form merger under Texas law pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.

ITEM 1.01.	Entry into a Material Definitive Agreement

(a)

On August 16, 2013, FFE Transportation Services, Inc., Lisa Motor Lines, Inc., Conwell Corporation, and FFE Logistics, Inc. (the “Borrowers”), and the Company and certain of its subsidiaries (the “Guarantors”), executed the Fifth Amendment (the “Credit Agreement Amendment”) to that certain Loan and Security Agreement, dated March 28, 2011 (as amended, the “Credit Agreement”), by and among the Borrowers, the Guarantors and Bank of America, N.A., as Agent Bank for the lenders under the Credit Agreement (“Lender”). The Credit Agreement Amendment, among other matters, amended certain sections of the Credit Agreement to reflect that Parent will control Borrowers and the Guarantors following consummation of the Merger.

In connection therewith, on August 16, 2013, Borrowers, the Guarantors, Lender, and Parent entered into a Conditional Consent and Agreement, pursuant to which Lender consented to the Merger, upon the satisfaction of certain conditions, so that consummation of the Merger would not breach the Credit Agreement.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the consummation of the Offer and the Merger, the Company no longer fulfilled the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”) and requested that the Shares be withdrawn from listing on NASDAQ as of the close of market on August 19, 2013. The Company requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Such Form 25 was filed on August 19, 2013, causing the shares to be delisted from the NASDAQ.

The Company also intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act, respectively.

ITEM 3.03.	Material Modification to Rights of Security Holders

At the effective time of the Merger (the “Effective Time”), each remaining issued and outstanding Share not tendered in the Offer (other than shares held by the Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries, and Shares for which appraisal rights were properly demanded and perfected in accordance with the TBOC) was, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive cash equal to the $2.10 offer price per share, without interest thereon and less any required withholding taxes, subject to any appraisal rights available to the holders of such Shares under the TBOC.

ITEM 5.01.	Changes in Control of Registrant

(a)

As described in the Introductory Note above, on August 19, 2013, Parent accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

On August 19, 2013, Parent and Merger Sub caused the consummation of the Merger in accordance with the terms of the Merger Agreement. Because Merger Sub owned more than 90% of the issued and outstanding Shares following the completion of the Offer, Merger Sub was able to effect a short-form merger with the Company without prior notice to, or the approval or consent of, the Company’s shareholders, as permitted by Section 10.006 of the TBOC. Upon consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. At the Effective Time, each remaining issued and outstanding Share not tendered in the Offer (other than such shares held by the Parent, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries and shares for which appraisal rights are properly demanded and perfected in accordance with the TBOC) was, by virtue of the Merger and without any action on the part of the holders thereof, canceled and converted into the right to receive cash equal to the $2.10 offer price per share, net in cash, without interest, less any applicable withholding taxes (the “Merger Consideration”), subject to any appraisal rights available with respect to such Shares under the TBOC.

The total amount of funds required by Parent to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $35.96 million, plus related fees and expenses. Parent had sufficient cash available to purchase all Shares that were validly tendered in the Offer and not withdrawn and to pay the Merger Consideration.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on July 22, 2013, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Parent with the SEC on July 22, 2013, as subsequently amended and supplemented, and such information is incorporated herein by reference.

The information contained in the Introductory Note and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 15, 2013.

ITEM 5.02.	Departed of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

In accordance with the terms of the Merger Agreement, Terry W. Thornton and James M. Richards, Jr., the board of directors of Merger Sub immediately prior to the effective time of the Merger, remained the only directors of the Company immediately after the effective time of the Merger.

In accordance with the terms of the Merger Agreement, all executive officers of Merger Sub immediately before the Effective Time are, from and after the Effective Time, the officers of the Company. Accordingly, as of the Effective Time, James M. Richards, Jr. was appointed as President, Terry W. Thornton was appointed as Chief Financial Officer and Treasurer, and Janet Price was appointed as Secretary.

Information about the new directors and executive officers of the Company is contained in Annex A to the Offer to Purchase filed by Parent on July 22, 2013.

On August 20, 2013, the new board of directors of the Company re-elected several of the Company’s previous officers. As of such date, the officers of the Company are: S. Russell Stubbs (President and Chief Executive Officer); John T. Hickerson (Chief Operating Officer); Terry W. Thornton (Chief Financial Officer and Treasurer); Steven D. Stedman (Vice President Finance); and Janet Price (Secretary).

ITEM 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

(e)

Pursuant to the Merger Agreement, at the Effective Time, the Company’s certificate of formation was amended and restated in its entirety to be identical to the certificate of formation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation is Frozen Food Express Industries, Inc.

Additionally, pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation is Frozen Food Express Industries, Inc.

The foregoing discussion of the second amended and restated certificate of incorporation and second amended and restated bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

ITEM 8.01.	Financial Statements and Exhibits

On August 19, 2013, the Company and Parent issued a joint press release announcing the expiration and results of the Offer and the intention to consummate the merger of Merger Sub with and into the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro-forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

3.1*	Second Amended and Restated Certificate of Formation of Frozen Food Express Industries, Inc.
3.2*	Second Amended and Restated Bylaws of Frozen Food Express Industries, Inc.
99.1	Joint Press Release, issued August 19, 2013 (incorporated by reference to Exhibit (a)(1)(x) to the Schedule TO filed by Duff Brothers Capital Corporation with the SEC on August 19, 2013).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FROZEN FOOD EXPRESS INDUSTRIES, INC.

Dated: August 20, 2013	By:	/s/ S. Russell Stubbs
S. Russell Stubbs President and Chief Executive Officer

Exhibit Index

Exhibit

3.1*	Second Amended and Restated Certificate of Formation of Frozen Food Express Industries, Inc.
3.2*	Second Amended and Restated Bylaws of Frozen Food Express Industries, Inc.
99.1	Joint Press Release, issued August 19, 2013 (incorporated by reference to Exhibit (a)(1)(x) to Schedule TO filed by Duff Brothers Capital Corporation with the SEC on August 19, 2013).

*	Filed herewith